Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 8-K of our report dated April 25, 2022, relating to the financial statements of AmeriGuard Security Services, Inc. as of December 31, 2021 and 2020 and to all references to our firm included in this registration statement.

Certified Public Accountants

Lakewood, CO

December 12, 2022